EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated March 12, 2001 relating to the financial statements of National Beauty Corp in the S-8 registration statement dated on August 16, 2001.



Perrella  &  Associates,  P.A.
Pompano  Beach,  Florida
August  20,  2001